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Exhibit 14.1

FORCE PROTECTION

CODE OF CONDUCT AND ETHICS

Force Protection, Inc.

Code of Conduct and Ethics Certification

I hereby certify:

(1)
I have received and read Force Protection, Inc.'s Code of Conduct and Ethics;

(2)
I understand that every employee is required to comply with the policies set out in this Code of Conduct and Ethics;

(3)
When I have a concern about a possible violation of Force Protection policy, I will report the concern to a manager within my department, the Company's Legal Department, the Company Hotline, or another contact listed in the Code of Conduct and Ethics; and

(4)
I understand and agree that the Code of Conduct and Ethics is implemented to ensure that all employee conduct is in accordance with applicable laws and self-imposed ethical standards.

(5)
I FURTHER UNDERSTAND THAT THIS DOCUMENT IS NOT A CONTRACT AND THAT I, AND THE COMPANY, HAVE THE RIGHT TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, FOR ANY REASON AND WITHOUT PAYMENT OF ANY TERMINATION DAMAGES OR SEVERANCE PAY OF ANY KIND.

Signature
Name (printed) and Date
Social Security Number
Location

Michael Moody
Chief Executive Officer & President

July 1, 2008

Re:
Code of Conduct and Ethics

Dear Force Protection Employees:

        The subject of this booklet is ethics and business conduct, and it is a subject about which all of us should have strong and aligned views. All Force Protection directors, officers and employees must hold themselves to the highest ethical and legal standards of conduct. Each employee should be proud to be a part of Force Protection and each employee should recognize that it takes a significant effort to build and maintain a good corporate reputation.

        The Force Protection Code of Conduct and Ethics serves as a guide for each director, officer and employee on how to manage, on a daily basis, specific business activities. This Code is intended to focus directors, officers and employees on areas of ethical risk, provide guidance to help recognize and deal with ethical issues, provide mechanisms to report questionable or unethical conduct, foster a culture of honesty and accountability, deter wrongdoing and promote fair and accurate disclosure and financial reporting. Please read it carefully and keep it continually in mind. There are no easy answers to many ethical issues that a company may face in daily business activities. When faced with a tough ethical decision, or whenever there is any doubt as to the right thing to do, or if a question is raised, whether it involves the director, officer, employee or not, they should talk to someone such as their supervisor, another manager, or our Compliance Officer. Further, if a director, officer or employee needs assistance in understanding or interpreting the Code, they should contact their supervisor or the Compliance Officer. Asking questions or seeking guidance as soon as the issue or concern arises will help the director, officer or employee resolve questions and take appropriate action.

Sincerely,

Michael Moody
Chief Executive Officer & President

Force Protection, Inc. -- 9801 Highway 78, Building 1 -- Ladson, South Carolina 29492 -- 843.574.7000

FORCE PROTECTION

CODE OF CONDUCT AND ETHICS (HEREINAFTER, THE "CODE")

Introduction

        The Audit Committee ("Audit Committee") of the Board of Directors of Force Protection, Inc. ("Board") has approved the following Code for the guidance of directors, officers and employees (including every full and part-time employee) of Force Protection, Inc. and its subsidiaries (the "Company" or "Force Protection") to be used in conducting the business affairs of the Company. It is the Company's policy to comply with all applicable laws, rules and regulations, and it is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations.

        EMPLOYMENT IS "AT-WILL" AND MAY BE ENDED BY THE COMPANY OR THE EMPLOYEE AT ANY TIME FOR ANY REASON. THIS CODE OF CONDUCT AND ETHICS DOES NOT CONSTITUTE A CONTRACT OF EMPLOYMENT FOR ANY TERM. NOTHING IN THIS CODE OF CONDUCT AND ETHICS SHALL BE CONSTRUED TO CONSTITUTE A CONTRACT, AND NOTHING HEREIN LIMITS THE COMPANY'S RIGHTS TO TERMINATE EMPLOYMENT OR THE EMPLOYEE'S(S') RIGHTS TO TERMINATE EMPLOYMENT. ALL EMPLOYEES OF THE COMPANY ARE AT-WILL EMPLOYEES, EXCEPT AS MAY BE OTHERWISE DECLARED BY SEPARATE WRITTEN CONTRACT BETWEEN THE COMPANY AND THE EMPLOYEE.

Business Ethics and Compliance

        Force Protection is committed to operating in compliance with the law and in conformity with the highest standards of business conduct. The Company sustains customer loyalty, vendor relationships, employee satisfaction and shareholder support with its reputation for ethical conduct. The Company requires candor, honesty and cooperation from all directors, officers and employees in the performance of their responsibilities, and it is essential that the highest standards of conduct be observed in all business dealings. Each director, officer and employee should endeavor to deal fairly with the Company's customers, shareholders, service providers, suppliers, competitors, governmental officers, and fellow employees. The Company does not seek competitive advantages through illegal or unethical business practices. Manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice will not be tolerated from any director, officer or employee.

        This Code is intended to be consistent with and refer to certain key corporate policies, processes and work instructions. Further, the Company's adopted policies, processes and work instructions may provide greater detail than is provided by this Code, or in some instances the policies, procedures and work instructions may provide additional directives not covered by this Code. It is the responsibility of each Force Protection director, officer and employee to ensure that his or her behavior and activity is consistent with this Code, Company policies, processes and work instructions, as well as all applicable federal, state and local laws and regulations.

        Directors, officers and employees should not be, or appear to be, subject to influences, interests or relationships that conflict with the interests of the Company. In addition, all directors, officers and employees should protect the Company's assets and ensure their efficient use for legitimate business purposes only. The Company also expects directors, officers and employees to conform to standards of behavior which will ensure a positive and productive working environment.

The select corporate policies included as an integral part of this Code are:

  1.
  Accounts, Accounting Controls and Reporting

  2.
  Antitrust Laws and Compliance

  3.
  Confidential and Proprietary Information

  4.
  Conflicts of Interest

  5.
  Contracting Authority

  6.
  Corporate Advances

  7.
  Corporate Opportunities

  8.
  Environmental, Health and Safety

  9.
  Export and Import Controls / ITAR

  10.
  Equal Employment Opportunity and Workplace Environment

  11.
  Gifts / Business Entertainment

  12.
  Insider Trading

  13.
  International / Foreign Corrupt Practices Act

  14.
  Litigation Authority

  15.
  Outside Activities of Employees

  16.
  Political Contributions, Positions and Activities

  17.
  Outside Ideas

  18.
  Records Management

  19.
  Regulation FD / Disclosure Policy

  20.
  Special Considerations for Doing Business with the United States Government ("U.S. Government" or "Government")

  21.
  Working with Suppliers

  22.
  Technology / Intellectual Property Developed During the Course of Employment

Administration of this Code of Conduct and Ethics

        The Company's approach to implementing and administering this Code will be active, open and ethically sound. The commitment to ensure compliance with this Code extends to all matters, including decisions relating to trade, investment, subcontracting, supplying, business development, and in all other business activities. The Company recognizes that there are often no easy answers to many ethical issues that employees may face in daily business activities. If a director, officer or employee is faced with a difficult ethical decision, or if ever there is any doubt as to the right course of action, this Code should be utilized. Director, officer and employee compliance with the Code is mandatory.

        Directors, officers and employees should have or should obtain sufficient knowledge about the laws, regulations and policies that apply to their duties to enable them to recognize an issue that should be addressed.

        To encourage employees to report any violations or concerns about misconduct, the Company will not tolerate or allow retaliation for reports made in good faith.

How to handle a question, concern or report a suspected violation regarding this Code

FIRST

        Define the concern by answering the following questions:

  (a)
  Who or what is the question, concern or complaint?

  (b)
  When did the question, concern or complaint surface?

  (c)
  Where did the incident happen?

NEXT

        Locate the Code (either from Human Resources or on the Company's internet site at www.forceprotection.net).

OR

        If an employee does not have access to the internet, or if the question, concern or complaint is not resolved by reference to the Code, the employee should raise the concern or report the suspected violation in one of the following ways:

  (a)
  Communicate the concern to whomever the employee feels most comfortable:
  •
  His or her supervisor or manager,

  •
  The next level of management, or

  •
  The appropriate human resources representative.

  (b)
  Utilize the Force Protection Compliance Program:
  •
  Call the confidential Company Hotline (toll-free) at 800.695.5218,

  •
  Send an email to the Company's compliance email address at Compliance@forceprotection.net, or

  •
  Write to the Compliance Officer at: 9801 Highway 78, Building 1, Ladson, SC 29456.

        Force Protection directors, officers and employees at all levels are prohibited from retaliating against anyone who, in good faith, raises an issue regarding a concern, question or possible violation of law or Company policy. Such retaliation can include, but is not limited to, discharge, demotion, suspension, threats, or harassment. The employee's confidentiality will be protected to the extent possible, consistent with law, Company policy and the requirements necessary to conduct an effective investigation.

        If an employee feels that he or she is experiencing retaliation for reporting a possible violation, an anonymous report can be made by writing to the Compliance Officer or by calling the toll free Company Hotline at 800.695.5218. The Company Hotline is available 24 hours a day, 7 days a week and is serviced by an independent contractor. The Hotline will not be answered by an employee of Force Protection. You have the option to remain anonymous. No retaliation or reprisals will be taken against anyone utilizing this confidential service in good faith. Any person who retaliates against an employee as a result of such employee's report of an alleged violation of law or Company policy will be subject to disciplinary action, including termination, and may risk criminal sanctions as a result of such actions.

        All matters reported are subject to review and investigation. The Audit Committee and Compliance Officer shall take all actions they consider appropriate to investigate any violations reported to them. With regard to any allegations involving a director or officer, the matter will be referred to the Audit Committee. With regard to all other employees, the matter will be referred to the

Vice President—Human Resources and the General Counsel. If a violation has occurred, the Company will take such disciplinary or preventative action as it deems appropriate.

        In order to facilitate implementation and administration of this Code, all directors, officers and employees have a duty to cooperate fully with the Company's investigation process and to maintain the confidentiality of investigative information unless specifically authorized or required by law to disclose such information. It is the policy of the Company that all directors, officers and employees cooperate fully with all lawful requests for information from Government investigating authorities. The Legal Department will determine whether a refusal may warrant an exception to the rule in particular circumstances.

Program

        Force Protection has established and will maintain a Compliance Program to ensure compliance with the law and with all policies and any additional standards the Company may adopt. Compliance with the Code is not a stand-alone requirement; the standards contained herein should be considered in relation to and governing Company business activities. In the event that a policy, procedure, or work instruction fails to incorporate appropriate reference to or provision of the Code, the director, officer, or employee should document this failure as instructed in the Company's processes and forward such information to the Compliance Officer at Compliance@forceprotection.net. A list of employees holding certain positions referenced in this Code can be found at http://forceprotection-lcec.lrn.com.

        The Compliance Program includes, among other things, (a) this Code; (b) other codes, directives, statements, policies, procedures, work instructions and handbooks as may be promulgated by the Company from time to time; (c) in-person training and on-line intranet educational programs; (d) processes for the documentation, evaluation and assessment of the effectiveness of internal controls; (e) processes for quarterly and annual Chief Executive Officer and Chief Financial Officer certifications; (f) processes for the documentation, evaluation and assessment of Company public disclosures; (g) establishment of a Company Hotline; and (h) appointment of a Compliance Officer.

        From time to time, the Company may waive some provisions of this Code. Any waiver of the Code for officers or directors of the Company may be made only in writing by the Board or the Audit Committee and must be disclosed as required by Securities and Exchange Commission ("SEC") rules. Any waiver for other employees may be made only in writing by the Compliance Officer.

        As part of the Compliance Program, the Company has established a 24-hour, toll-free Company Hotline monitored by a professional, independent contractor through which concerns, questions or suspected violations of laws, regulations, Company policies, or the Code may be reported by an employee, vendor, client, customer, or contractor. While reports to the Company Hotline can be made anonymously, it is not intended to replace normal supervisory channels for reporting questionable conduct or seeking advice about appropriate ethical behavior.

        Company Hotline (toll-free): 800.695.5218

        Or write to:

    Force Protection, Inc.
    Compliance Officer
    9801 Highway 78, Building 1
    Ladson, South Carolina 29456

        Or email to:

    Compliance@forceprotection.net

        Please note that in most cases, email communication cannot be sent anonymously. To ensure anonymity, please report any concerns to the toll-free Company Hotline.

Policy 1. Accounts, Accounting Controls and Reporting

        As a public company, the Company is required by law to:

  (a)
  keep books, records and accounts which accurately and fairly reflect the transactions and dispositions of the assets of the Company; and

  (b)
  maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are properly authorized and recorded, that access to assets is permitted only as authorized, and that recorded assets are compared with existing assets at reasonable intervals.

        No secret or unrecorded funds or assets may be created or maintained for any purpose, and false, fictitious or misleading entries regarding any transaction or asset is prohibited.

        The Company is required to disclose, on a timely basis, information necessary to present its financial position and results of operation in an understandable disclosure which is fair, complete and accurate. Improper concealment, alteration or withholding of information from authorized auditors or regulatory agencies is prohibited.

        It is unlawful for any officer or director of the Company, or any other person acting under the direction thereof, to take any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

        In this respect, the following guidelines must be followed:

  (a)
  No undisclosed, unrecorded, or "off-book" funds or assets will be established for any purpose;

  (b)
  No false or fictitious invoices will be paid or created;

  (c)
  No false or artificial entries will be made or misleading reports issued; and

  (d)
  Assets and liabilities of the Company shall be recognized and stated in accordance with the Company's standard practices and generally accepted accounting principals ("GAAP").

        If an employee believes that the Company's books and records are not being maintained in accordance with these requirements, the employee should report the matter directly to their supervisor or confidentially to the Company Hotline.

Policy 2. Antitrust Laws and Compliance

        The purpose of the antitrust laws is to ensure free and open competition among market participants, which is regarded as essential to the proper functioning of a market-based economic system. This Policy is intended to be a practical guide to antitrust compliance during the course of the Company's normal business activities. Employees who have any questions regarding the contents of this Policy should contact their manager or the Secretary of the Company.

        It is the policy of the Company to comply fully with all antitrust laws. While Company officers bear primary responsibility in the area of compliance, all employees are responsible for Company and individual compliance. The consequences of non-compliance, which can involve large fines, jail sentences, treble damages and other very onerous sanctions, can be devastating; even the costs of a successful defense against claimed violations are enormous. Any person who is aware of a possible violation of antitrust laws should notify his or her manager or the Company Hotline immediately

(without the necessity of following normal reporting channels), and the Legal Department will be consulted as each situation warrants.

        The antitrust laws of principal concern to the Company are the U.S. Sherman, Clayton, Federal Trade Commission and Robinson-Patman Acts. However, most of the States, the European Union and many foreign nations also have similar antitrust or competition laws. The U.S. antitrust laws apply not only to domestic business, but also to exports and imports and to acts taken in foreign countries that affect U.S. trade or commerce. In most cases, the conduct of the Company's current business in compliance with the U.S. antitrust laws will result in compliance with these other laws as well.

        Certain business arrangements or agreements with one or more competitors or other third parties are treated under the antitrust laws as illegal per se (a Latin term meaning "in or of itself" or "intrinsically"). Such arrangements are so inherently anti-competitive and so rarely beneficial that a precise analysis of their effects is deemed unnecessary. Restraints of trade that are per se illegal include price fixing, bid rigging, territorial market divisions and customer allocation agreements.

        Acts and practices that are not per se illegal but that may be subject to challenge as being anti-competitive are unlawful only if they impose unreasonable restraints upon competition. In these cases, courts and regulators examine those acts and practices under the so-called "rule of reason," considering the effects on competition, any non-anti-competitive justification for the act or practice, and the availability of less anti-competitive alternatives.

        Some business conduct that would be lawful if carried out independently nevertheless violates the antitrust laws if carried out jointly by agreement or understanding with others. Examples of such conduct include refusals to deal with suppliers or customers, publication of price lists, entry into or withdrawal from markets and limitations on production. It is irrelevant whether an offending agreement or understanding is formal or informal, written or oral, made directly or through an intermediary or concluded by a nod, wink, silence or other indication of acquiescence. Parallel business behavior, such as uniform raising or lowering of prices, does not alone establish an agreement. However, such behavior can be evidence from which the existence of an agreement is inferred. An example would be institution of a uniform price change closely following an industry trade association meeting.

Specific Prohibited or Risky Conduct

  Relationships with Competitors

        Price Fixing.    Any agreement or understanding between competitors, express or implied, direct or indirect, to raise, reduce or stabilize prices is per se unlawful. The word "price" encompasses all the terms of sale, including credit terms, rebates, allowances or discounts.

        An illegal agreement or understanding may be inferred from the fact that a common price movement or stabilization followed communication between competitors. Employees should avoid any contact or communication with competitors that would permit an inference that any similarity in price behavior is due to prior agreements or understandings. If a competitor seeks to discuss with an employee prices or any of the other competitively sensitive subjects identified in this Policy, the employee must immediately terminate the conversation, inform the other person that such discussions are against the Company's policy, and promptly report the incident to his or her manager.

        Price lists, prices, pricing or discounting practices or information concerning factors affecting prices must not be exchanged with competitors, either directly or through a third party. The source of price lists and other competitive price information obtained from customers, suppliers, brokers or trade publications should be clearly identified on the face of any document reflecting or reporting competitor pricing information.

         Bid Rigging.    Agreements or understandings with competitors regarding bids for business, including comparison of bids or agreements to refrain from bidding, are illegal per se.

         Restrictions on Production.    It is generally unlawful for competitors to agree upon limitations involving production or supply of goods. Decisions to increase or decrease production levels or to stock inventory must be made independently by the Company consistent with its commercial interest and without consultation with competitors. Production rates, costs, works in progress, inventories, order backlogs or cancellations and future plans should not be exchanged or discussed with competitors.

         Divisions of Markets or Customers.    It is a per se violation of the antitrust laws for competitors or potential competitors to agree upon a division of markets, either by geographical area, by customer or by product. Allocations by mutual withdrawals from business or by prorating market shares are equally unlawful. Employees must not discuss with a competitor or potential competitor any matter relating to whether or to what extent the Company will compete in a particular geographic or product market. Additionally, customers should not be discussed with competitors in order to avoid the appearance of an understanding not to compete for their business.

         Trade Association Meetings.    Trade association meetings, when properly controlled with a formal agenda and with an attorney present, are a legal forum for the discussion of legitimate common business interests. However, such meetings expose each participant to an inference of collusion if several participants take similar action afterwards, particularly on price or production. Discussion of depressed prices, excess production or inventories, decreased or increased profits or losses, other than in terms of general overall supply, demand, production, consumption and industry-wide economics, should not take place, either formally or informally. "Off-the record" meetings with competitors in hospitality suites and hotel rooms or otherwise outside the formal agenda are particularly dangerous and generally should be avoided.

        If, during the course of any meeting, the conversation turns to a prohibited topic, the employee is instructed to announce that participation in the exchange is against corporate policy and that he or she will not be a party to any further discussion. If the discussion continues, the employee is instructed to leave the room (preferably in a manner which makes the withdrawal obvious and likely to be remembered). The employee is instructed to immediately notify the appropriate manager or call the Company's Hotline to notify of the possibility of illegal activity.

  Relationships with Customers and Suppliers

        Refusals to Deal.    The Company is free to choose its customers or suppliers as it pleases, so long as it acts independently. This includes the right to limit the sale of certain products to certain customers or distribution channels. However, the Company may not agree with any of its competitors or customers to refuse or cease to do business with a third party. As a precaution, decisions to terminate distributors and other customers should be cleared in advance with the Legal Department.

         Exclusive Dealing Agreements.    Agreements requiring customers to buy only from the Company are prohibited by the antitrust laws if they foreclose competitive suppliers from a substantial part of a market. Exclusive arrangements with buyers should not be imposed or accepted without advice of the Legal Department.

         Resale and Use Restrictions.    The Company may freely establish the price at which it sells products to distributors and other customers, but may only recommend resale prices to distributors or others who purchase Company products for inventory and resale. It is a per se violation of antitrust laws to impose resale prices by contract or to otherwise agree on, or to attempt to enforce, such prices.

         Price Discrimination.    The Robinson-Patman Act ("Act") makes it illegal for a seller to discriminate in prices charged for commodities of like grade and quality to buyers where the effect is to substantially lessen competition between (a) the seller and other suppliers, (b) two buyers who compete with one another, or (c) competing customers of the buyers. The Act also prohibits indirect price discrimination, such as better terms of credit or delivery, rebates or allowances given to some competing buyers and not others.

        As a general rule, under the Act, sellers may charge different prices in three circumstances (the party charging the discriminatory price bears the burden of proving that one of these defenses is applicable and satisfied as to each discriminatory price):

  (a)
  Cost Justification.    Price discrimination may be justified on the basis of savings to the seller in production costs, handling, order service or delivery from selling to a particular buyer, provided that the seller can prove the amounts saved. Volume discounts, for example, should not be granted unless a determination of cost savings has been made.

  (b)
  Meeting Competition.    Price reductions to some buyers are allowed if the seller believes in good faith that a lower competitive price has been offered and must be met to obtain the sale. This defense allows a change in price only to meet competition, not to beat it. While it is important to document the basis for believing a lower price has been offered, which may be a competitor's quotation reported by the customer or other customers, competitors must never be contacted for price verification. It is unlawful for a buyer to induce or receive a discriminatory price reduction from a seller by claiming falsely to have received a lower competitive offer.

  (c)
  Changed market conditions.    Changed conditions affecting the market for a product permit the seller to charge different prices to competing buyers. For example, price changes may reflect changes in aluminum metal prices, seasonal fluctuations, volatility of market prices, supply and demand and occurrence of unusual events.

        Prior consultation with the Legal Department can be helpful in avoiding potential risks of violating the Act and in finding ways of accomplishing the sales objective that are consistent with the law.

         Tying Arrangements.    A seller may not lawfully use a strong market position in one product (the "tying" product) as leverage to force or induce a customer to purchase another product of the seller (the "tied" product).

         Reciprocal Arrangements.    Reciprocal business arrangements may be unlawful as involving unacceptable restraints of trade. No goods or services should be purchased by the Company on the condition or understanding that the supplier will, in turn, make purchases from the Company. Similarly, no sales are to be made by the Company on the condition or understanding that the Company will, in turn, make purchases from the customer.

Mergers and Acquisitions

        Mergers and acquisitions involving the Company are subject to the antitrust laws, including the pre-merger notification requirements of the U.S. Hart-Scott-Rodino Act. Any such proposed activity should be reviewed with the Legal Department.

General Antitrust Compliance

        Because antitrust violations may be and usually are established by inferences and implications from written documents and reports of oral communications, it is important to keep antitrust principles in mind when making business statements and preparing written material. Personal notes, diaries, calendars, e-mail messages and tapes concerning Company business are discoverable in legal proceedings. Every statement, letter, memorandum or report dealing with competitors or competition should be made or prepared on the assumption that it will one day be examined with suspicion and hostility by Government enforcement authorities or private litigants. Careless language can result in an inference of wrongful motive or conduct, regardless of the true state of the facts.

        Employees should avoid careless use of terms and phrases that suggest a competitor or the competition will "go along," "follow," be "parallel" or "aligned"; that there is "an industry consensus," that production or prices should be "normalized," "rationalized," "stabilized" or "disciplined"; or that a plan or course of action will result in "domination" or "control" of a market or in the acquisition, maintenance or increase of a large share of any market. Suspicious practices, such as code messages, use of home addresses, fictitious names, instructions to destroy documents and the like are prohibited.

        The Company is committed to compliance by its employees with the antitrust laws and this Policy and to cooperating appropriately with any Governmental antitrust investigations involving the Company. The Company must be notified immediately if any employee is contacted by anyone investigating Company conduct under the antitrust laws, whether on behalf of the Government or a private party. Employees must not answer questions or provide documents until after consulting with the Legal Department. Any person making such an inquiry should be referred to the Legal Department.

        The Company will not tolerate any conduct that is contrary to the antitrust laws or this Policy. Penalties for violations of this Policy include termination of employment, demotion, reduction in pay or other actions the Company deems appropriate. The Company will not accept as an excuse for conduct that violates the antitrust laws or this Policy that the employee thought his or her improper actions were "in the best interest of the Company." The willful withholding or concealment of information concerning a violation, or possible violation, of this Policy will result in disciplinary sanctions or dismissal.

        It is the policy of the Company to comply fully and strictly with domestic and international antitrust and competition laws of all countries where we do business. These laws protect the free enterprise system and encourage vigorous, but fair, competition. Among other stipulations, these laws prohibit any formal or informal understanding, agreement, plan or scheme among competitors that involves prices, territories, market share or customers to be served and activities or agreements that unfairly restrict competition. All mergers, acquisitions, strategic alliances, and other types of extraordinary business combinations should receive timely legal review to assure that they do not raise concerns of market dominance or improper coordination among competitors.

Policy 3. Confidential and Proprietary Information

Company Confidential Information

        The Company's technology, business transactions and relationships, financial data, projections and plans, among other things, constitute company confidential or proprietary information. Upon employment, every employee is required to sign a Non-Disclosure and Confidentiality Agreement which more specifically address every employee's obligation not to disclose Company information, including but not limited to Company Trade Secrets and Company Confidential information.

Special Protection for Confidential Documents

        As an aid to the protection of confidential material, every document or other writing that contains proprietary or otherwise confidential information should be clearly labeled as COMPANY CONFIDENTIAL. The originator of the document should determine whether it contains proprietary or other confidential information and, if so, cause the document or writing to be labeled COMPANY CONFIDENTIAL. The relevant Manager should see that employees are educated as to the types of documents that should be labeled COMPANY CONFIDENTIAL.

        The fact that a document or other writing is not labeled COMPANY CONFIDENTIAL does not necessarily mean that it is not company confidential; employees should treat all Company materials as company confidential unless it is clear that they contain no confidential information.

        All company confidential documents should be kept in a secure location within the area of the Company to which they relate.

        Further guidance on maintaining Government classified materials can be found in Policy 20, Special Considerations for Doing Business with the United States Government.

Policy 4. Conflicts of Interest

        Directors, officers and employees of the Company and their immediate families are expected to conduct their affairs in a manner which will avoid conflicts between their personal interests and those of the Company. Directors, officers and employees should not permit any influence, interest, or relationship to arise or continue that may conflict or interfere, or even appear to conflict or interfere, with the interests of the Company or prejudice its reputation for integrity and fair dealing. Conflicts of interest are prohibited as a matter of Company policy unless they have been specifically approved in writing by an authorized official of the Company or the Audit Committee of the Company's Board. In particular, an employee, officer or director should never use or attempt to use his or her position with the Company to obtain any personal benefit for himself or herself, for his or her family, or for any other person, including loans or guarantees of obligations from any person or entity without the written authorization of the Company. The Company shall not extend or maintain credit, renew an extension of credit, or arrange for the extension of credit, either directly or indirectly, in the form of a personal loan to or for any director or officer of the Company.

        In this connection:

  (a)
  Employees and their families are expected to refrain from having any financial interest in, loans from, or other personal business relationships with suppliers and customers of the Company. An investment in publicly-traded securities of a supplier or customer normally would not be considered to present a conflict of interest unless it represented a material part of the individual's savings or of the capitalization of the supplier or customer.

  (b)
  Employees and their families also are expected to refrain from accepting non-nominal gifts or entertainment from suppliers and customers. This is not intended to prohibit the exchange of social amenities or business courtesies of a reasonable nature, consistent with good taste and mature judgment.

        Employees should be cautious in any situation that may involve, or may even appear to involve, a conflict between their personal interests and the interests of the Company. An actual or potential conflict of interest arises when a director, officer or employee is in a position to influence a decision that may result in personal gain for that individual or for a relative of that director, officer or employee as a result of the Company's business dealings. For the purposes of this Code, a relative is any person who is related by blood or marriage, or whose relationship with the employee is similar to that of persons who are related by blood or marriage.

        In dealings with current or potential customers, suppliers, contractors, and competitors, each director, officer and employee should act in the best interests of the Company to the exclusion of personal advantage. In addition, business dealings with outside firms should not result in unusual gains for those firms, such as bribes, product bonuses, special fringe benefits, unusual price breaks, and other windfalls.

        Each employee should make prompt and full disclosure in writing to the General Counsel or make a report to the Company Hotline of any situation that may involve a conflict of interest. Failure to disclose any actual or perceived conflict of interest is a violation of the Code.

        All directors, officers and employees responsible for or in a position to influence the Company's dealings with suppliers and customers, and other employees will be required to complete an annual Conflicts of Interest Questionnaire. Any employee, officer or director who is aware of a conflict of interest or is concerned that a conflict might develop is required to promptly discuss the matter with the Legal Department.

Policy 5. Contracting Authority

        The authority of officers and other employees to make contractual commitments for the Company is delineated in a Board delegation of authority to the Chief Executive Officer and others in a General Authorization to Execute Contracts and Perform Acts (2008) and in similar authorizations and Board resolutions adopted from time to time.

        Only employees who are specifically authorized may commit the Company to others. A "commitment" by Force Protection includes the execution of any written agreement or any other undertaking that obligates or binds the Company in any respect, whether or not it involves the payment of money. Directors, officers and employees must never execute a document or otherwise commit the Company unless they have clear authority to do so. All such documents (contracts) must have the approval of the Legal Department before execution unless it is in a form previously approved by the Legal Department for such purpose or has been exempted by the Board from such approval. Failure to follow this policy will subject the employee to disciplinary action or dismissal.

Policy 6. Corporate Advances

        The Company may not loan money to employees except in limited circumstances. It is a violation of the Code for any employee to advance Company funds to any other employee or to himself or herself except in connection with customary business advances for legitimate corporate purposes which are approved by a supervisor or pursuant to a corporate credit card for usual and customary, legitimate business purposes. The Company will make no corporate advances to directors or officers. It is the Company's policy that any advance to an employee over five thousand dollars ($5,000) must be approved in advance by the Chief Financial Officer.

        Company credit cards are to be used only for authorized, legitimate business purposes. Any unauthorized charges to a company credit card will be the responsibility of the employee to whom the card is issued.

Policy 7. Corporate Opportunities

        Employees, officers and directors owe a duty to the Company to advance the Company's best interests when the opportunity to do so arises. Employees, officers and directors are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, employees, officers and directors are prohibited from using corporate property, information or position for personal gain or for competing with the Company.

        At times, the line between personal benefit and Company benefit is difficult to draw, and sometimes there are benefits to both the person and the Company in certain activities. The only prudent course of conduct for employees, officers and directors is to make sure that any use of Company property or services that is not solely for the benefit of the Company is approved beforehand by the Legal Department.

Policy 8. Environmental, Health and Safety

        The Company is committed to the concept of sustainable development, which requires balancing the need for economic operations and growth with good stewardship in the protection of human health and the natural environment. The Company seeks to meet and ultimately surpass the standards set by relevant legislation and regulation by diligent application of technically proven and economically feasible environmental protection measures throughout all phases of operations.

To implement this policy, the Company will endeavor to:

  (a)
  assess, plan, construct and operate facilities in compliance with all applicable legislation to minimize any potentially adverse impacts of its operations and products on employees, customers, the general public and the environment;

  (b)
  promote policies to all employees and integrate environmental, health and safety concepts into all applicable aspects of the business;

  (c)
  apply cost-effective, best-management practices to advance environmental protection and to minimize risks to public safety and health;

  (d)
  maintain active monitoring programs to evaluate operational risks to the environment and to human safety and health and apply sound risk management principles to ensure compliance with Government requirements; and

  (e)
  work with the Government and the public in the development of equitable, cost-effective and sensible laws and regulations for the enhancement of occupational safety and health and the protection of the environment.

Occupational Safety and Health

        All operations should be conducted safely to prevent accidents and injuries, and all practical steps are to be taken to build and maintain a safe and healthy workplace.

        The goal of the Company is zero accidents. The objective of each and every employee should be to keep accidents to a minimum to not only meet, but to surpass, the best safety practices of other similar industries and operations.

        The Company's program includes:

  (a)
  the avoidance of suffering, loss of time and possible impairment of employee earning power caused by accidents and occupational diseases;

  (b)
  the provision of sufficient mechanical and physical safeguards for all equipment;

  (c)
  a continuing program of education and training of personnel in good safety and health practices;

  (d)
  a continuing program of safety and health inspections and reviews to detect and eliminate unsafe practices and conditions; and

  (e)
  the prompt and thorough investigation of all accidents and near-accidents to determine the causes, and the employment of swift corrective measures necessary to prevent recurrences.

        The health and safety of employees and the protection of the environment in the communities in which the Company conducts business is everyone's responsibility. It requires a cooperative effort among all employees in order to be successful.

Policy 9. Export and Import Controls/ITAR

        The United States Government has enacted laws and regulations governing the export of defense articles and defense services, as well as the export of civil (i.e., non-military) and dual-use items and technologies. The Company is firmly committed to complying with U.S. export control laws and regulations. A solid track record of compliance can provide the Company with a competitive advantage in responding rapidly to market opportunities by obtaining any necessary Government approvals in a timely manner.

        Force Protection will comply with all Export Control and Import laws and regulations that govern the exportation and importation of commodities and technical data, including items that are hand-carried as samples or demonstration units or for employee use. The Company will screen customers and suppliers to ensure that they do not do business with prohibited entities. It will obtain export licenses and other Government approvals prior to exporting products and technology controlled by the U.S. Government. No employee may permit a person other than a U.S. citizen or U.S. permanent resident to access the Company's technology without first determining whether such access triggers a licensing requirement. Failure to comply with these laws could result in heavy fines or the loss or restriction of Force Protection's export or import privileges, which, in turn, could seriously and adversely affect a significant portion of the Company's business.

        The Company's business activities may involve items or technologies subject to export control laws and regulations of the U.S. Department of State under the Arms Export Control Act and the International Traffic in Arms Regulations for the regulation of military items, defense services and related technical data. The Company also handles the export of civil and "dual-use" technology and materials, the export of which is subject to the Export Administration Regulations administered by the U.S. Department of Commerce, Bureau of Industry and Security.

        Almost all transfers to foreign nationals involving Company products, whether it be a shipment of vehicles, a separate shipment of documentation or spare parts, e-mails, telephone calls or meetings trigger a license requirement for any transfer of the defense article, technical data or related defense services. Even transfers to the U.S. military outside the U.S. can trigger license requirements. Violations can result in severe criminal and civil penalties for the Company and the individual(s) involved, as well as the Company's loss of export and Government contracting privileges.

        The Company has implemented separate and more detailed Export Control Policies and Procedures. Failure to comply with the applicable laws and regulations, or failure to comply with the Company's Export Control Policies and Procedures, will result in disciplinary action, up to and including termination of employment.

        Although U.S. export control law predominantly applies to the shipment of goods and information from the U.S. to foreign destinations, it can also apply to transactions that occur strictly within the U.S. The domestic disclosure of certain information and services to a foreign national is deemed to be an export to that foreign national's country of citizenship or country of permanent residence. Thus, a disclosure of information by the Company to one of its own employees may be an "export" subject to Government control.

Applicable U.S. Export Control and Trade Sanctions Laws and Regulations

        Three principal U.S. regulatory regimes govern the export of items and technology:

         Arms Export Control Act and International Traffic in Arms Regulations.    The export of defense articles and related technical data (i.e., items or technology that are "inherently military" in nature) is subject to the Arms Export Control Act of 1976, as amended ("AECA"), Pub. L. 90-629, 82 Stat. 1320 (1976) and its implementing regulations, the International Traffic in Arms Regulations ("ITAR"), 22 C.F.R. Pt. 120, et seq. The AECA and the ITAR are administered and enforced by the U.S. Department of State, Directorate of Defense Trade Controls ("DDTC"). ITAR issues are the most likely to be confronted by the Company in its current business transactions.

         Export Administration Regulations.    The export of items or technologies that are commercial or "dual-use" in nature (i.e., having both civil and military uses) initially was subject to the Export Administration Act of 1979, as amended ("EAA"), Pub. L. 96-72, 93 Stat. 503 (1979) and its implementing regulations, the Export Administration Regulations ("EAR"), 15 C.F.R. Pt. 730 et seq. The EAA currently is being implemented through Executive Order as the EAA has lapsed. The EAA and the EAR are administered by the U.S. Department of Commerce, Bureau of Industry and Security.

         Office of Foreign Assets Control, U.S. Department of the Treasury.    For certain prohibited persons or destinations, the export of all items or technologies is generally prohibited under regulations administered by the Department of Treasury, Office of Foreign Assets Control ("OFAC").

Internal Compliance Structure & Empowered Officials

        All Company employees and persons otherwise retained by the Company are responsible for ensuring that the Company conducts its activities in compliance with the requirements of U.S. export control laws and regulations and the rules and procedures set forth in this Policy.

        The individual at the Company who will oversee the Company's compliance with U.S. export control laws and regulations and who will be primarily responsible for ensuring that this Policy is properly implemented and followed is the Company Export Compliance Official. The Company Export Compliance Official is an Empowered Official. In addition to the Company Export Compliance Official, the Vice President & Assistant General Counsel is also an Empowered Official. By regulation and company policy, an Empowered Official has the independent authority to inquire into any aspect of a proposed export or temporary import by the applicant, verify the legality of the transaction and the accuracy of the information to be submitted, and refuse to sign any license application or other request for approval without prejudice or other adverse recourse.

        In accordance with the required State Department practice, all submittals and communication with U.S. licensing authorities should be made through the Company Export Compliance Official. All written submissions require his or her signature or that of his or her designee. If the Company Export Compliance Official is out of the office or is unavailable to review an export transaction, the Legal Department should be consulted.

        The Company Export Compliance Official will regularly review and update policies and procedures for export control compliance.

Licensing Requirements Under the ITAR

        An approved export license or agreement is required for virtually every export from the United States of a defense article or technical data that is listed in the United States Munitions List ("USML") (whether of U.S. or foreign origin). In addition, a re-export license is required for virtually every re-export of items that contain any U.S.-origin components or content listed on the USML. The Buffalo, Cougar and Cheetah, as well as their derivative products and all parts and components for these vehicles that are specifically designed, developed, configured, modified or adapted for military applications, are defense articles and are controlled under the ITAR. The only parts and components for these vehicles that would not be controlled under the ITAR are those parts and components originally designed for civil purposes and which have not been modified for these vehicles.

Technical Assistance Agreements and Other Agreements Under the ITAR

        In addition to export licenses (which generally authorize a single export or temporary import transaction), the ITAR provides a mechanism whereby DDTC can authorize ongoing relationships between U.S. and foreign companies for the exchange of technical data, the provision of defense services, or the manufacture abroad of defense articles. Such arrangements must be described in an agreement submitted to DDTC for approval, rather than a standard license application form. These include Technical Assistance Agreements ("TAA") and Manufacturing Licensing Agreements.

Brokering

        The ITAR regulates the activities of U.S. and certain foreign persons who engage in activities involving defense articles, technical data and defense services outside of the U.S. between third parties (See, ITAR Section 129). Brokering activities generally require a license from the State Department even if none of the items or activities is of U.S. origin. For example, procuring non-U.S. origin firearms or armored vehicle parts abroad for a third party, even the U.S. Government, can trigger the requirement for a brokering registration or brokering license.

        Any activities involving non-U.S. origin articles, technical data or services that would be on the USML if subject to U.S. jurisdiction should be reviewed by the Company Export Compliance Official for brokering requirements prior to entering into any discussions, contracts or agreements involving such items. Even negotiating or arranging a contract for a future delivery can trigger immediate license requirements.

        Brokering activities generally require separate registration, licensing and an annual report to DDTC in January for brokering activities conducted in the previous year.

Proposals for Significant Military Equipment

        All of the Company's systems (the Buffalo, Cougar and Cheetah) are Significant Military Equipment. Some proposals for large dollar volume sales to foreign customers require prior authorization by the State Department. All manufacturing abroad requires such authorization (See, 22 C.F.R. § 126.8). Note: Most parts and components for the Company's vehicles are not Significant Military Equipment at the parts and components level.

Permanent Imports

        All permanent imports of items into the U.S. listed on the USML require a license from the U.S. Department of Justice, Bureau of Alcohol, Tobacco, Firearms, and Explosives ("ATF"). Note that this list is similar to, but differs in some respects from, the USML maintained by the State Department under the ITAR.

        The Company Export Compliance Official must review all proposed permanent imports prior to their importation into the U.S. The Company Export Compliance Official will delay all temporary imports of items known to be listed on the USML until he or she has obtained the appropriate licenses for the import, determined that no licenses are necessary, or verified that an exemption is available and that the procedural requirements for the exemption have been fulfilled.

Scope of Controls and Licensing Requirements under the EAR

        If the item or technology involved is "subject to the EAR" (i.e., an item or technology not specifically designed for military applications), a license may be needed to export the item or technology. Determining whether a license would be required involves considering the following factors:

  (a)
  The classification of the item or technology within the Commerce Control List combined with the country of ultimate destination (See, Supp. No. 1 to 15 C.F.R. Pt. 774, 15 C.F.R. Pts. 738 & 742);

  (b)
  End-user controls—the identity of the ultimate end-user (See, 15 C.F.R. Pts. 744, 764 and relevant lists); and

  (c)
  End-use controls—the "known" end-use of the item or technology (See, 15 C.F.R. Pt. 744).

Hiring of Foreign Nationals

        No foreign national will be interviewed until the Company Export Compliance Official has reviewed with the officials responsible for potentially hiring the foreign national any possible export control implications in the hiring process. No foreign national will be given an offer of employment or hired as an independent contractor by the Company until the Company Export Compliance Official and the Vice President & Assistant General Counsel have reviewed the proposed employment arrangement and approved it in writing.

Exports of Items or Technology or "Deemed Exports" of Technology

        It is the Company's policy that items will not be exported and technology will not be disclosed or released to any foreign nationals by the Company or any Company employees until the Company Export Compliance Official has reviewed the potential export or "deemed export" transaction and that:

  (a)
  No license is required for disclosure of technical data under the ITAR or the "deemed export" of technology under the EAR to the specific destination or foreign national at issue;

  (b)
  An appropriate license authorizing the export is required and has been obtained; and

  (c)
  The transaction does not involve countries subject to sanctions or embargoes.

        Currently, several countries are subject to at least some level of sanctions pursuant to regulations administered by OFAC. It is the Company's policy to comply with all requirements for transactions with countries that are subject to U.S. unilateral or multilateral sanctions or embargoes.

        The approval of a senior official of the Company who is a U.S. person must be obtained in writing before any person retained or otherwise employed by the Company can become involved, participate or have any dealings whatsoever in transactions involving any of the countries listed in the annex to the separate Export Controls Policies and Procedures.

        The approval of the Company Export Compliance Official or the Chief Executive Officer of the Company must be obtained before any person retained or otherwise employed by the Company can become involved, participate or have any dealings whatsoever in transactions involving any of the countries subject to an embargo, or for nationals of such countries that are not U.S. citizens or lawful permanent residents. This requirement does not apply to activities for Iraq or Afghanistan in support of the governments of those countries, U.S. forces or coalition forces, although separate export licenses may be required.

Screening

        Every destination and party involved in the transaction (e.g., intermediate consignees and their locations, consignees, brokers, etc.) must be screened against the lists of restricted persons and restricted destinations to ensure that the export is not prohibited. The appropriate Company employee will screen each shipment or organization or individual who will receive defense services and technical data against the relevant lists, and if any of the screens results in a match, the Company employee handling the shipment will inform an Empowered Official. For all transactions that involve parties other than Government end-users, including intermediary parties, the Company employee responsible for the transaction will search the publicly available databases to confirm that the end-user and intermediary parties are legitimate.

Directives from Government Agencies

        Generally, only the State Department has the authority to interpret the ITAR or to grant export authorizations. The Company should do everything it can to fulfill program officers' requests and requests from the Department of Defense, but some requests, particularly for access by foreign nationals, may require additional authorizations from the State Department under the ITAR.

        The Department of Defense generally does not have the ability to direct the export of ITAR-controlled defense articles, technical data and defense services with the following exceptions:

  (a)
  The Foreign Military Sales Program provides authorization for the shipment of defense articles, technical data and defense services abroad under the direct supervision of the U.S. Department of Defense. Authorizations require a signed Letter of Offer and Acceptance and the parties follow the procedural requirements under 22 C.F.R. §126.6.

  (b)
  Specific license exceptions under 22 C.F.R. §125.4 and §125.5 permit access to technical data and plant tours under specified circumstances where an appropriate U.S. Government agency has provided a specific authorization. Before relying on these exceptions, the limitations in these provisions should be reviewed. The exceptions include restrictions on the scope of access by foreign persons.

  (c)
  Shipments to U.S. Government agencies outside the U.S. generally require an export license. Certain shipments on U.S. Government carriers do not require an export license (See, 22 C.F.R. §126.4).

Badging and Building Access

        All visitors must be escorted. Foreign nationals are not permitted in any part of the facility where they could obtain access to technical data unless authorized by a license or other U.S. Government authorization. All employees must wear their employee badge in a visible place on their person at all times.

Information Technology Systems

        The Vice President—Information Technology, or designated officer, will ensure that the system architecture and security procedures prohibit access to controlled technical data and technology under the ITAR and EAR by foreign nationals unless authorized.

        In addition to any separate export control training, the Legal Department and/or the Facility Security Officer ("FSO") will integrate into its new employee orientation, and any refresher training for current employees, information on the need to prohibit access by foreign nationals to controlled technology through e-mails, instant messaging, and other electronic formats unless specifically authorized by license or other Government authorization.

Training

        All employees will receive periodic training on export controls commensurate with their involvement in international transactions and exposure to foreign nationals.

Internal Reviews

        The Company Export Compliance Official will have the responsibility for auditing the compliance of various divisions within the Company with the rules and procedures set forth in this Policy.

        Individual Program Leaders, or the FSO or other Company employees with supervisory authority, are encouraged to periodically review the export control compliance activities of Company employees under their supervision. The Company Export Compliance Official will assist with such reviews, as requested.

        The Company Export Compliance Official, the FSO and the Individual Program Leaders, as appropriate, will conduct random document reviews and tracing of processes on a periodic basis.

Recordkeeping

        An essential element of this Policy is to ensure that Company export control documents are maintained in an accurate and consistent manner and are available for inspection by U.S. Government agencies with export licensing jurisdiction. The Company Export Compliance Official will establish a centralized recordkeeping system for maintaining the records that the Company is required to retain.

        Generally, the Company is required to retain certain types of documents related to export transactions for a period of five years from the date the transaction ended or the date the licensed activity was completed, whichever is later. Furthermore, the Company must make those documents available to the U.S. Government agencies administering export controls upon request. All records shall be maintained for at least five years after the last activity, or for five years until after the U.S. Government license or other authorization expires, whichever is longer.

Customs/Shipping Procedures

        In addition to export control laws and regulations, it is the Company's policy to comply with other requirements associated with exports of items or technology, including Customs requirements. This includes the filing of Shipper's Export Declarations. For all activities involving ITAR hardware, all shipments require an electronic filing through the Automated Export System ("AES"). The Company will either file the AES filings directly or will ensure that its freight forwarder or other authorized agent completes the filings on its behalf.

Reporting Violations

        If any Company employee becomes aware that a violation or possible violation of U.S. export control laws or regulations or this Policy has occurred, or is about to occur, he or she is required to personally report the details of the suspected violation directly to the Company Export Compliance Official or other senior Company official or contact the Company Hotline immediately.

Investigating Suspected Violations

        The Company Export Compliance Official, with the assistance of the Legal Department, if necessary, will investigate any suspected violations to the extent he or she feels necessary.

        If the Company Export Compliance Official determines that a violation has not occurred, he or she may (but is not be required to) notify the employee that reported the suspected violation of the outcome of the investigation. The Company Export Compliance Official will, with the assistance of the Legal Department, as necessary, draft a memorandum summarizing the results of the investigation.

        If the Company Export Compliance Official determines that an export control violation has occurred, he or she will inform Company management of the facts surrounding the violation and provide recommendations for what action(s) the Company can and should take in response to the violation.

        The ultimate decision as to what actions the Company will take in response to a past or potential export control violation will be made by the senior most available official of Company who is a U.S. person, with the assistance of the Company Export Compliance Official and the advice of counsel, as necessary.

        After a conclusion is reached regarding a suspected violation, the Company Export Compliance Official may (but is not be required to) notify the employee who reported the suspected violation of the decision, and the Company Export Compliance Official will draft a memorandum summarizing the factual circumstances surrounding the violation and explaining the action(s) that the Company is taking in response to the violation.

Penalties

        Violations of U.S. export control laws and regulations can result in substantial criminal and civil penalties for both the individual involved in the violation (e.g., fines of up to $1 million per violation or imprisonment for ten years) and substantial fines and penalties for the Company. Violations also can result in the loss of export privileges for the Company or for individuals involved in the violation. Failure to comply with the requirements of U.S. export control laws and regulations, and the provisions contained in this Policy, is grounds for disciplinary action, up to and including termination of employment.

Audit

        The Company Export Compliance Official shall prepare an annual audit of export control authorizations and implementation of the Company Export Control Policies and Procedures and submit this to the Board through the Legal Department. The audit plan shall include provisions for separate internal or external audits at least annually.

Policy 10. Equal Employment Opportunity and Workplace Environment

Equal Employment Opportunity

        The Company is committed to equitable treatment in its hiring, promotion, compensation and other personnel practices and aims to provide challenging, meaningful and rewarding opportunities for personal and professional growth for all employees without regard to gender, race, ethnicity, sexual orientation, physical or mental disability, pregnancy, age, religion, veteran status, national origin or any other legally-protected status as defined by applicable federal, state or local laws. This policy applies to all aspects of the employment relationship including, but is not limited to, hiring, placement, promotion, demotion, transfer, recall, recruitment, recruitment advertising, lay-off or termination, rate of pay or other forms of compensation, selection for training, and all other terms and conditions of employment. The Company will not tolerate discrimination of any kind.

Preventing Harassment

        The Company prohibits all forms of harassment of employees by fellow employees, employees of outside contractors or visitors. This includes any demeaning, insulting, embarrassing or intimidating behavior directed at any employee related to gender, race, ethnicity, sexual orientation, physical or mental disability, pregnancy, age, religion, veteran status, national origin or any other legally- protected status as defined by applicable federal, state or local laws. Such verbal or physical conduct that unreasonably disrupts another employee in his or her work is harassment. Company employees, customers, vendors and visitors will be treated with dignity, respect and fairness.

        The Company specifically prohibits unwelcome sexual advances or physical contact, sexually- oriented gestures and statements, and the display or circulation of sexually-oriented pictures, cartoons, jokes or other materials. The Company also prohibits retaliation against any employee who rejects, protests, or complains about sexual harassment.

Workplace Violence

        The Company has a ZERO tolerance policy on acts of violence and verbal or physical behavior that could lead to or cause workplace violence. The Company does not tolerate violent behavior at our workplaces, whether committed by or against our employees. These behaviors are prohibited: making threatening remarks, causing physical injury to someone else, intentionally damaging someone else's property, and/or acting aggressively in a way that causes someone else to fear they could be injured. Use good judgment and inform your supervisor, management, Security or Human Resources if you observe behavior that could be dangerous. If you feel you are in immediate danger, you should notify 911 immediately.

        The Company prohibits employees from engaging in any hostile physical contact, intimidation, threats of such actions or violence, or any other actions that may be considered threatening or hostile in nature while on Company premises, at Company-sponsored functions, or while representing Force Protection or acting on its behalf. Any employee who has reason to believe this policy is being violated is urged to bring the matter to the attention of his or her immediate supervisor, or, if the employee thinks it appropriate, anyone senior to that person. If for any reason the employee thinks that the matter cannot or should not be raised through those channels, he or she should feel free to communicate with the Company's human resources representative or contact the Company Hotline.

Alcohol and Illegal Drugs

        The Company prohibits the manufacture, distribution, sale, purchase, transfer, possession, or use of illegal drugs in the workplace, while representing the Company outside the workplace, or if such activity (whether taking place outside or inside the workplace) affects work performance or the work environment of the Company. The Company has a ZERO tolerance policy prohibiting any use of drugs or abuse of alcohol while employees are engaged in company business or while working at a company location. Excluded from this policy will be the use of alcohol as sanctioned by the Company at Company functions.

        All employees are subject to pre-employment, work-related accident, reasonable suspicion, periodic and/or random drug and alcohol testing. If you are taking a prescription drug which may interfere with your ability to perform your job, you must discuss the situation with your immediate supervisor or the Human Resources department.

Privacy

        Employee information and data is confidential and used only for valid business purposes. The Company complies with HIPAA Privacy Rule as issued by the Department of Health and Human Services. While the Company respects employee privacy, employees should not expect privacy when using company provided services and equipment. The Company reserves the right to inspect facilities and property including, but not limited to, computers, telephone records, lockers, email, internet usage, business documents, offices and other workplaces.

General

        Managers who receive employee complaints or inquiries are instructed to discuss, investigate and handle all concerns raised in this manner with the utmost discretion. Retaliation against individuals who report such violations of policy, or against those who provide information in an investigation of such violations, is also a violation of policy and will not be tolerated.

        EMPLOYMENT IS "AT-WILL" AND MAY BE ENDED BY THE COMPANY OR THE EMPLOYEE AT ANY TIME FOR ANY REASON. THIS CODE OF CONDUCT AND ETHICS DOES NOT CONSTITUTE A CONTRACT OF EMPLOYMENT FOR ANY TERM. NOTHING IN THIS CODE OF CONDUCT AND ETHICS SHALL BE CONSTRUED TO CONSTITUTE A CONTRACT, AND NOTHING HEREIN LIMITS THE COMPANY'S RIGHTS TO TERMINATE EMPLOYMENT OR THE EMPLOYEE'S(S') RIGHTS TO TERMINATE EMPLOYMENT. ALL EMPLOYEES OF THE COMPANY ARE AT-WILL EMPLOYEES, EXCEPT AS MAY BE OTHERWISE DECLARED BY SEPARATE WRITTEN CONTRACT BETWEEN THE COMPANY AND THE EMPLOYEE.

        No representations of any kind by any officer or employee, and no action by the Company with respect to employee performance evaluations, promotions, compensation increases, granting of benefits or similar actions, is intended to modify the at-will nature of employment.

        The Company's policy statements and the conditions of employment may be changed and revised at the discretion of the Company; nothing contained therein should be considered or interpreted to confer any rights, privileges or entitlements on employees or any obligations on the Company.

Policy 11. Gifts/Business Entertainment

        Sales are the lifeblood of the organization, and the Company will market products and services fairly, vigorously and in accordance with applicable law based on their proven quality, integrity, reliability, delivery and value.

        The Company strictly prohibits bribes, kickbacks or any other form of improper payment, directly or indirectly, to any representative of a government, labor union, customer or supplier in order to obtain a contract, some other commercial benefit, or government action. The Company also strictly prohibits any employee from accepting such payments from anyone.

        Except with regard to representatives of Government customers, reasonable business entertainment and customer gifts of nominal value are permitted, including traditional promotional events, as long as what is offered is consistent with usual business practice, cannot be construed as a bribe or a payoff, is not in violation of any law, and would not embarrass the Company or the individual if disclosed publicly. Customer entertainment and gifts should be discussed in advance with the appropriate supervisor. If there arises any question about the propriety of any entertainment or gift, a member of the Legal Department should be consulted.

        Where a customer or potential customer notifies the Company of a policy or preference to prohibit or limit gifts to the customer's employees, the Company will respect the customer's policy or preference.

        As noted in Policy 20, Special Considerations for Doing Business with the United States Government, if a government agency, whether federal, state or local, has adopted a more stringent policy than the Company's regarding gifts and gratuities, Company employees and representatives should comply with that more stringent policy. Company employees should contact a member of the Legal Department before providing anything of value to a representative of a government customer. Company employees should contact a member of the Legal Department for additional relevant corporate policies governing gifts and gratuities for government customers.

Policy 12. Insider Trading

        In the course of their work, directors, officers and employees may become aware of information that has not been made public and which, if publicly disclosed, could affect the market price of Force Protection common stock ("Company Stock") and enable the possessor of the information to realize a profit or avoid a loss by trading in Company Stock or a security whose value is determined by the value of Company Stock (such as puts, calls or other derivative securities). Such information is referred to herein as "Material Nonpublic Information."

        It is a violation of law for any person to purchase or sell Company Stock or related derivative securities, or to tip others who may purchase or sell Company Stock or related derivative securities, on the basis of Material Nonpublic Information known to that person. Violations can result in imprisonment and other sanctions. It is also against Company policy for any individual in the Company who may have nonpublic or unpublished knowledge about any customer or any other company to purchase or sell the securities of those companies.

        Examples of Material Nonpublic Information are dollar or unit sales volumes, backlogs, orders received, shipments, margins, profits, projections and business plans. This list is only illustrative of the many kinds of possible Material Nonpublic Information. If there is any question as to the materiality of information, please consult with the Company's Legal Department.

        To help to avoid the possible misuse of Material Nonpublic Information, the Company requires its employees to observe the following policies:

  (a)
  A director, officer or employee may not purchase or sell Company Stock or a related derivative security, and shall not cause members of his or her immediate family sharing the same household to purchase or sell Company Stock or a related derivative security, when that director, officer or employee has Material Nonpublic Information or during any Company Blackout Period.

    The Company Blackout Period usually commences on the last day of any fiscal quarter and expires at the close of business on the second business day after the filing of a periodic report (Form 10-Q, Form 10-K or otherwise) with the SEC. However, the Company may announce an additional Blackout Period at any time due to business circumstances. Any additional Blackout Period will be announced by email and posted internally.

    The Company is required to file certain reports with the SEC. Typically, a Quarterly Report on Form 10-Q is filed within forty (40) days after the end of each calendar quarter, and an Annual Report on Form 10-K is filed within sixty (60) days after the end of the fiscal (calendar) year. The period commencing on the third business day after that filing and press release has been disseminated to the public, and ending on the last day of the next fiscal quarter, is often a good time for employees to effect transactions in Company Stock because much of what had been Material Nonpublic Information is disclosed in those releases. This period is generally used as a guide to set a "trading window" when directors, officers and employees may purchase or sell Company Stock, absent knowledge of Material Nonpublic Information. Further, an announcement about the commencement and termination dates for the "trading window" are distributed internally by email and posted internally and on the Company's intranet site.

    However, even if within a "trading window" period, the Company's directors, officers, other Senior Leadership Team members, the Corporate Controller and other identified finance department employees must pre-clear all transactions in Company Stock. If an employee is uncertain about the legal rules involving the purchase or sale of Company Stock or any securities in companies that he or she is familiar with by virtue of his or her work for the Company, that employee should consult with the Company's Legal Department before making any such purchase or sale.

  (b)
  An employee may not reveal or disclose Material Nonpublic Information to anyone other than in the regular course and scope of his or her employment and then only on a "need to know" basis. When Material Nonpublic Information is communicated to another person, the employee should ensure that the recipient knows that the information is Material Nonpublic Information and is aware of the relevant requirements of the law and these policies.

  (c)
  Unless an employee has been assigned the task by the Chief Executive Officer, an employee shall not answer inquiries concerning Company affairs from analysts or other representatives of the financial community or representatives of news organizations or other media, but shall refer these inquiries to the Chief Executive Officer, Director of Investor Relations, or their delegate.

        The following additional policies apply to Company directors, officers, other Senior Leadership Team members, the Company Controller and other identified finance department employees:

  (a)
  The Senior Leadership Team members will ensure that all employees who report to them are aware of the requirements of law and these policies relating to Material Nonpublic Information.

  (b)
  A director, officer, other Senior Leadership Team member, Company Controller, or other identified financial department employee may acquire Company Stock for investment but may not trade in Company Stock for short-term profit or purchase or sell derivative securities related to Company Stock.

  (c)
  A director, officer, other Senior Leadership Team member, Corporate Controller or other identified finance department employee may not recommend or express any opinion as to the desirability of purchasing, holding or selling Company Stock or a related derivative security.

  (d)
  All directors, officers, other Senior Leadership Team members, the Company Controller and other identified finance department employees must pre-clear any transaction in Company Stock. This means that a document clearing the transaction should be received from the Legal Department prior to the director, officer, other Senior Leadership Team member, Corporate Controller or other identified finance department employee initiating the proposed transaction in Company Stock. In order to obtain a pre-clearance, a request should be sent to the Legal

    Department which includes the type of transaction, proposed date, Company Stock ownership information, broker (if any), and quantity of Company Stock. A written response will be provided for all requests. Information regarding the completed transaction must be communicated to the Legal Department not less than two business days (including, but not limited to, the transaction date, quantity of the transaction in Company Stock, ownership, and transaction price). Pre-clearance of a transaction is valid only for a 48-hour period. Company officers may request assistance through the Legal Department with the filing of Section 16 reports on Forms 3, 4 or 5 with the SEC.

        In addition to the foregoing policies of general application, Force Protection directors, executive officers and 10% stockholders are subject to the special reporting requirements and short-swing trading and short sale provisions of Section 16 of the Securities Exchange Act of 1934. These requirements and provisions are summarized in a memorandum which may be obtained from the Corporate Secretary.

Policy 13. International/Foreign Corrupt Practices Act

        Employees must comply fully with United States laws and regulations as well as all laws and regulations of the foreign countries in which the Company does business.

        In particular, under the U.S. Foreign Corrupt Practices Act ("FCPA"), 15 U.S.C. §§ 78dd-1, et seq. it is a crime for the Company or an officer, director, employee or agent of the Company to make any payment or promise to any foreign official, political party or official thereof, or any candidate for foreign political office for the purpose of:

  (a)
  influencing any act or decision by that official, party, party official or candidate in his or her or its official capacity, or inducing the foreign official, party, party official or candidate to do or omit to do any act in violation of his or her or its lawful duty; or

  (b)
  inducing such foreign official, party, party official or candidate to use his or her or its influence with a foreign government to influence any act or decision of the foreign government for the purpose of obtaining or retaining business for the Company, or directing business to any person.

        It is also a crime to make any payment or promise to any person while knowing that it will be used to make any such unlawful payment or promise. "Knowing" is defined to mean being aware that the person is engaging in such conduct, or being aware or having a firm belief that such circumstances exist or that such result is substantially certain to occur.

        The Company and its employees should strive to maintain the highest ethical and professional standards in all domestic and foreign business activities. In accordance with this standard, no Company employee shall engage in or facilitate conduct for the purpose of bribing foreign officials.

        Employees are expected to require foreign agents or consultants acting in connection with the affairs of the Company to observe the same requirements that would apply to employees of the Company, whether or not the Company would be responsible for the activities of such foreign agents or consultants under the FCPA. The Company will screen all foreign agents or consultants prior to engaging such agents or consultants and will also determine whether any additional regulatory filings are necessary (such as under the ITAR).

        The FCPA includes separate provisions that require the Company to keep accurate books and records of all expenditures. Failure to keep accurate books and records can trigger criminal and civil liability under the jurisdiction of the SEC.

        In addition, other statutes such as the mail and wire fraud statutes (18 U.S.C. § 1341, 1343) and the Travel Act (18 U.S.C. § 1952), which provide for federal prosecution of violations of state commercial bribery statutes, may also apply to such conduct.

Policies and Procedures

        It is the policy of the Company to deal with its business partners in a fair and impartial manner; business should be won or lost on the merits of Company's products and services. A business courtesy may never be offered under circumstances that might create even the appearance of impropriety or cause embarrassment to the Company or the recipient.

        A business courtesy is a present, gift, gratuity, hospitality, or a favor. It may be tangible or intangible benefits, such as job offers, meals, drinks, entertainment, recreation, door prizes, honoraria, transportation, discounts, promotional items, or the use of time, materials, facilities, or equipment.

        While certain promises, payments, and provisions to foreign officials might be legal, they always present grave legal risks and problems with the appearance of impropriety. Therefore, Company employees are forbidden from paying, providing, or promising to pay or provide anything of value to foreign officials or their agents without first obtaining approval from an attorney in the Legal Department. All payments to foreign officials, whether directly or indirectly or through a third party, must be documented fully and accurately.

        It is the policy of the Company to form business relationships with reputable agents, consultants, and representatives. "Due diligence" requires a sufficient investigation to establish that the agent, consultant, or representative is reliable and will comply with all laws and Company policies. Due diligence must be undertaken before establishing these relationships, and records of that due diligence must be preserved fully and accurately. The Company must maintain evidence of such due diligence in its files.

        Company employees shall not delegate substantial discretionary authority to any person whom the Company has any reason to believe might have a propensity to engage in illegal activities.

        All Company contracts involving work in a foreign country must include anti-bribery provisions that both (a) require compliance with the FCPA and that (b) provide for termination should non-compliance with the FCPA be discovered. All agent, consultant, and representative contracts should include a provision that the contracting individual will not retain a subagent or representative without the Company's consent. Such contracts should also require agents, consultants, representatives, and subagents to allow the Company to audit their books.

        If a Company employee believes that this policy has or will imminently be violated, that employee should immediately report the matter to his or her supervisor, the Legal Department, or the Company Hotline.

Accounting

        The Company will maintain books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company.

        The Company will also maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (2) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Penalties

        In addition to disciplinary action by the Company, up to and including immediate termination of employment, violations of the FCPA could subject the Company and the employee to criminal action, including fines and/or imprisonment as prescribed by federal law.

        All employees would pay for a violation of the FCPA by another Company employee. The Company therefore strongly encourages its employees to come forward with allegations of a possible violation of the FCPA or this policy should a possible violation be observed. Company employees may address any questions regarding the applicability of this policy or a possible violation of the FCPA to the employee's supervisor or an attorney in the Legal Department. No employee should fear retribution from the Company for coming forward with an allegation of a possible FCPA violation, and no employee is required to go through the chain of command to report a possible violation of the law. Employees may report such observations directly to officers or the Company's Hotline.

        Employees observing a possible violation of the FCPA by another company should also report that observation to the employee's supervisor, the Legal Department, or the Company's Hotline. Failing to report or detect a violation of the FCPA or this policy may result in disciplinary measures, up to and including termination of employment.

FCPA Compliance Officer

        The Company's FCPA Compliance Officer, in consultation with the Company's officers, will be responsible for the investigation of any allegations of conduct in violation of the FCPA or this policy and will have the authority to retain outside counsel and independent auditors to facilitate such an investigation. This FCPA Compliance Officer will also be responsible for overseeing all FCPA-related due diligence, which should be conducted both prior to and after (a) the retention of any agent, consultant, or representative for the purposes of business development in a foreign jurisdiction; (b) the consummation of all contracts related thereto; and (c) agreeing to any joint ventures with foreign partners. The FCPA Compliance Officer will be responsible for maintaining full and accurate records of all due diligence undertaken with regard to all of the Company's FCPA issues.

Training

        The Company provides training concerning compliance with the FCPA and other countries' bribery laws for all of its employees who are responsible for business in foreign countries. All such employees, as well as the Company's agents, consultants, and representatives, are required to participate in such training as soon as is practicable and then periodically thereafter. No Company employee shall newly assume responsibility for overseas business without first having participated in this training session.

Facilitating Payments

        The provisions of the FCPA do not apply to any facilitating or expediting payment to a foreign official, political party or party official, the purpose of which is to expedite or to secure the performance of a routine governmental action by a foreign official, political party or party official. Examples of routine governmental actions are issuing permits to do business in a country, processing visas or work orders, picking up or delivering mail, scheduling inspections, providing phone service, loading and unloading goods and the like. Decisions to award new business or to continue business, or as to the terms of any such business, are not considered to be routine governmental actions. The U.S. Government construes the exception for facilitating or expediting payments narrowly, and no employee may rely upon this exception to make a payment without obtaining the explicit prior written approval of an attorney in the Legal Department.

Anti-Bribery Provisions Abroad

        Other countries also have anti-bribery laws, and those laws may contain additional requirements to which all Company employees doing business both in those countries and with individuals from those countries must adhere. Where foreign laws are more restrictive than the FCPA, those foreign laws shall take precedence.

Policy 14. Litigation Authority

        Authority to bring any litigation, arbitration or other legal proceeding on behalf of the Company may be given only by the Chief Executive Officer, the General Counsel or a delegate appointed by same. Authority to retain legal counsel to conduct or defend any proposed, threatened or pending litigation, arbitration or other legal proceeding on behalf of the Company has been delegated by the Chief Executive Officer to the General Counsel.

Policy 15. Outside Activities of Employees

        The Senior Leadership Team members and other employees are compensated for devoting their primary interests and energies to the accomplishment of their work for the Company. Outside activities, including those discussed below, should not conflict with the proper performance of their duties or involve any other conflicts of interest. The Chief Executive Officer or a delegate appointed by same should be consulted before any Senior Leadership Team member or other employee undertakes any outside activity that may require the devotion of a substantial amount of time during business hours.

Corporate Directorships

        No Senior Leadership Team member may serve as a director, trustee or general partner of any business enterprise not affiliated with the Company except with the prior approval of the Chief Executive Officer or delegate. Because of the substantial amount of time and attention normally required to properly perform the duties incident to these positions, acceptance of them is discouraged and such approvals will be given only in special circumstances. In no case will approval be given unless the Chief Executive Officer or delegate is satisfied that the Company will have no responsibility in respect thereof and that the position will not involve any conflict with the interests of the Company.

Political and Governmental Activities

        Employees, as individual citizens, are encouraged to take part, on an entirely voluntary basis, in political and governmental affairs. The political party to which an employee belongs, his or her views on the candidates and issues, and the extent of financial support and activities are entirely matters of personal choice.

        Some employees may wish to run for public office or to hold appointive public office. Because of the federal, state and local laws which may be applicable and other considerations, employees are expected to consult with the General Counsel before undertaking any such activity.

        Because of legal considerations, no employee may use Company funds, equipment, supplies or facilities for the purpose of supporting any political party or candidate for public office or in connection with his or her own candidacy.

Other Public Service Activities

        In order to avoid any misunderstanding, the Company's letterhead is to be used only for correspondence on corporate business. It is not to be used, for example, for charitable solicitations or personal correspondence. Except as indicated above with respect to political and governmental activities, reasonable use may be made of corporate clerical facilities in connection with an individual officer's or employee's participation in public service and other outside activities. This assistance is provided as a convenience and in the interest of general efficiency, rather than as anything in the nature of contributions in support of, or opposition to, any particular causes. It is assumed, of course, that the prior needs of the Company's business will be respected.

Policy 16. Political Contributions, Positions and Activities

        No political contributions may be made, directly or indirectly, on behalf of the Company to any federal election or issue campaign, or to any campaign in those States or other jurisdictions where the contributions would be unlawful. No Company funds, equipment, supplies or facilities may be used for the purpose of supporting any political party or candidate for public office. An action which presents, or may appear to present, the position of the Company with respect to any political or governmental matter may be taken only with the prior approval of the Chief Executive Officer and in conformity with any lobbying or other laws.

        Modest Company contributions may be made in appropriate cases to an occasional local initiative or referendum campaign where and in the manner permitted by law, but only with the prior approval of the Chief Executive Officer. As interested citizens, Company employees are free to make individual, personal contributions to candidates of their choice, as permitted by law.

        Entertainment and other acts of hospitality toward government or political officials should never compromise, or appear to compromise, the integrity or reputation of the official or the Company. When hospitality is extended it should be with the expectation that it could become a matter of public knowledge.

        As a matter of policy, the Company will not voluntarily permit lists of employees or stockholders to be used in connection with political campaigns.

Policy 17. Outside Ideas

        When an unsolicited idea is submitted to the Company by an outsider, care must be taken to ensure that the outsider signs an understanding form (available from the Legal Department) before the idea is disclosed to employees qualified to evaluate or use it. The purpose of this policy is to avoid the risk or allegation of unauthorized use of another's proprietary rights or ideas.

        Written submissions by outsiders should be forwarded, without any review or evaluation or making any notations on the document, to the Legal Department. A non-technical employee will return the material to the sender either with a rejection notice or with an understanding form and an appropriate explanation.

        Outsiders calling in person should be advised that it is the Company's policy to accept no disclosure until the understanding form has been executed and that a copy of the understanding form may be obtained from the Legal Department.

Policy 18. Records Management

        Force Protection respects the privacy of employees and therefore maintains only those employee personnel and medical records necessary for business, legal or contractual purposes. Access to those records and the information contained therein shall be limited to those with a need to know for a legitimate business purpose. The Company will not interfere in an employee's personal life unless the employee's conduct impairs his or her work performance or adversely affects the work environment or reputation of the Company.

        Directors, officers and employees should promote the accurate and reliable preparation and maintenance of the Company's financial and other records. Diligence in accurately preparing and maintaining the Company's records allows the Company to fulfill its reporting obligations and to provide stockholders, Governmental authorities and the general public with full, fair, accurate, timely and understandable disclosure. In this regard, directors, officers and employees (where applicable) should: (a) accurately document and account for transactions on the books and records of the Company; and (b) diligently maintain reports, vouchers, bills, invoices, payroll and service records, business management and performance records and other essential data. Senior financial officers also are responsible for establishing and maintaining adequate disclosure controls and procedures, including procedures designed to promote full, fair, accurate, timely and understandable disclosure in reports filed with the SEC and other public communications.

        Records should be maintained to comply with applicable statutory, regulatory and contractual requirements, as well as to those pursuant to prudent business practices. Employees shall take all appropriate steps to comply with all legal requirements and the Company's document retention policy with respect to the preservation of documents in connection with the performance of any Government contract or any Company or Government investigation or litigation. Employees can contact the Legal Department for specific information on record retention.

Policy 19. Regulation FD/Disclosure Policy

        The Company is subject to regulations adopted by the SEC, including Regulation FD (Fair Disclosure), with respect to the disclosure of material information to the public. The Company is committed to fair disclosure to investors in compliance with all laws and regulations. The Company's policy, which reflects these legal requirements, is that no one associated with the Company may make any disclosure of Material Nonpublic Information (as defined in Policy 12, Insider Trading) about the Company to anyone outside the Company who trades in or may be expected to trade in Company securities, unless the information is disclosed to the public at the same time.

        Only the Chief Executive Officer, General Counsel, Executive Vice President—Customer Operations, the Director of Investor Relations, or other individuals expressly authorized by the Chief Executive Officer may discuss material information with analysts, financial professionals, stockholders and other members of the public. Any requests for such information regarding the Company should be forwarded to one of the officers listed above.

        Each director, officer or employee involved in the Company's disclosure process, including the Chief Executive Officer, the Chief Financial Officer and Company Controller ("Senior Financial Officers"), is required to be familiar with and comply with the Company's disclosure controls and procedures and internal controls over financial reporting, to the extent relevant to his or her area of responsibility, so that the Company's public reports and documents filed with the SEC comply in all material respects with the applicable securities laws and rules. In addition, each such person having direct or supervisory authority regarding these filings or the Company's other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

        Each director, officer or employee who is involved in the Company's disclosure process, including without limitation the Senior Financial Officers, must:

  •
  Familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

  •
  Not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, Governmental regulators and self-regulatory organizations.

  •
  Properly review and critically analyze proposed disclosure for accuracy and completeness (or, where appropriate, delegate this task to others).

Policy 20. Special Considerations for Doing Business with the United States Government

Working with the United States Government

        The Company is committed to principles of business ethics and conduct that acknowledge and address its corporate responsibility to the U.S. Government and the public under federal laws. The Company believes that compliance with federal, state, and local laws is the responsibility of every company and employee doing business with the Government. All employees are required to follow federal, state, and local procurement laws and regulations.

        Failure to comply with applicable laws, regulations, and contract requirements may result in criminal, civil, contractual, and administrative penalties being assessed against the Company and individual employees.

Laws That Can Impose Civil and Criminal Liability On Government Contractors

        The Government has available to it numerous statutes under which it can seek to impose criminal and civil liability on Government contractors. These statutes criminalize a wide range of activity and can result in substantial criminal fines and civil penalties on convicted contractors and individuals. The most commonly used of these statutes are described below. Policies and procedures related to compliance with some of these statutes will be discussed in more detail in later sections of this Policy 20.

  Criminal False Statements Act

        This statute (18 U.S.C. § 1001) punishes knowing and willful false statements or representations made with respect to any matter within the jurisdiction of a federal Government agency. Because the Government need not prove that the contractor made the false statement in connection with a "claim" for money or property under a Government contract, criminal false statement prosecutions are usually preferred over actions brought under the Criminal False Claims Act. The penalty is imprisonment of up to five years and/or fines.

  Criminal False Claims Act

        This statute (18 U.S.C. § 287) provides for criminal liability in the event a person knowingly makes false claims to a Government agency. Because this statute applies only to attempts to secure money or property, it is not as broad as Section 1001 and is therefore not as frequently applied. However, a false statement made in connection with a Government contract usually can give rise to a false claims charge as well. The penalty for violation of this statute is imprisonment of up to five years and/or fines.

  Obstructing a Federal Audit

        This statute (18 U.S.C. § 1516) makes it illegal to "obstruct or impede" a federal audit with an "intent to deceive or defraud" the Government. Violation of this statute can result in imprisonment of up to five years and/or fines.

  Bribery

        The bribery statute (18 U.S.C. § 201(b)) makes illegal any offer or promise (direct or indirect) of anything of value to a public official, with the corrupt intent to influence an official act or to influence the public official to allow a fraud on the United States. The penalty for violation of this statute is imprisonment of up to fifteen (15) years and/or a fine up to three times the bribe.

  Illegal Gratuities

        The Illegal Gratuities Statute (18 U.S.C. § 201(c)) prohibits any offer or promise (direct or indirect) to a public official (or former public official) of anything of value, for or because of any official act performed or to be performed by the official. As a practical matter, this statute prohibits all gifts to public officials for acts that they would have performed regardless of the gift. Violation of this statute can result in imprisonment of up to two years and/or a fine.

  Major Fraud Act of 1988

        The Major Fraud Act of 1988 (18 U.S.C. § 1031) makes it a criminal offense to knowingly execute, or attempt to execute, any scheme with the intent to defraud the United States, or any attempt to obtain money or property by means of false pretenses with respect to any Government contract valued at $1,000,000 or more. The penalty for violation of this statute is imprisonment of up to ten years and a fine of up to $1,000,000.

  Truth in Negotiations Act

        The Truth in Negotiations Act ("TINA") (10 U.S.C. § 2306a) imposes a duty upon Government contractors and subcontractors to submit cost or pricing data and to certify that the data submitted is accurate, complete, and current when negotiating with the Government for award of negotiated contracts with an expected total cost in excess of $650,000. Normally, the remedy for defective pricing is a price reduction equaling the amount by which the contract price was increased (as well as interest and penalties for certain overpayments). However, any evidence of wrongdoing under TINA may be viewed as fraudulent under the Civil and Criminal False Claims Acts and the False Statements Statute. Additional information on TINA is set forth below.

  Civil False Claims Act

        The Civil False Claims Act (31 U.S.C. § 3729) establishes civil liability for: (a) the submission of false claims, (b) the submission of false statements in support of a claim, or (c) a conspiracy to defraud the Government regarding a claim. The Government may base liability upon proof of a contractor's actual knowledge of the falsity of the claim or upon its reckless disregard of the truth or falsity of the claim, rather than on a finding of specific intent to defraud the Government. For a violation of this statute, the Government can recover: (a) the costs of the lawsuit; (b) triple the amount of its actual damages; and (c) a civil penalty of between $5,500 and $11,000 for each violation, regardless of whether the Government suffered any damages.

        The qui tam statute (31 U.S.C. § 3730) authorizes private individuals to bring actions for violations of the Civil False Claims Act in the name of the U.S. Government. The Government has sixty (60) days to determine whether to take over the prosecution. The qui tam plaintiff is entitled to share in the proceeds of the action or settlement of the claim. The potential penalties in a qui tam are the same as in a traditional Civil False Claims Act case.

  Procurement Integrity Act

        The Procurement Integrity Act ("PIA") (41 U.S.C. § 423) restricts contact and the scope of permissible communications between competing contractors and federal employees. The PIA and the corresponding Federal Acquisitions Regulations ("FAR") prohibit the unauthorized release by any person—both Government officials and contractors—at any time (i.e., before or after contract award), of either source selection information or contractor bid or proposal information related to a competitive procurement. During any federal agency procurement, a competing contractor may not knowingly: (a) discuss with or make offers of employment or business opportunities to any procurement official; (b) offer or give, or promise to offer or give, any money, gratuity, or other thing of value to any procurement official; or (c) solicit or obtain, prior to award, any proprietary or source selection information from any officer or employee of a procuring agency. A broad range of civil and criminal penalties can be imposed for violation of this statute, including termination of existing contracts, loss of the right to compete for new contracts, and monetary penalties. To impose criminal penalties, the contractor must knowingly and willfully solicit or obtain proprietary or source selection information. Criminal penalties can include imprisonment for up to five years and/or a fine.

        The Contracts Department will review all Government and Government-related solicitations, contracts, and orders to determine if they contain FAR 52.203-8, "Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity," or FAR 52.203-10, "Price or Fee Adjustment for Illegal or Improper Activity," and if so, notify the individual(s) responsible for preparing the offer that the procurement is subject to the PIA. Timely reporting of violations or possible violations of procurement integrity prohibitions is a key responsibility of all officers, employees, agents, representatives, and consultants of the Company and should be reported immediately to the Compliance Officer, the Legal Department or the Company Hotline.

  Byrd Amendment

        The statute commonly referred to as the "Byrd Amendment" (31 U.S.C. § 1352) imposes two obligations on Government contractors. First, subject to certain exceptions, it prohibits any appropriated funds from being spent to influence or attempt to influence a member of Congress or any executive employee to obtain award of a U.S. Government contract, grant or loan. Second, it imposes certain reporting and certification requirements with respect to a Government contractor's "influencing" activities. Any contractor that that violates the Byrd Amendment may be subject to civil penalties of between $10,000 and $100,000 per violation. In addition, imposition of the civil penalty does not prevent the Government from seeking any other remedy that may be appropriate under another statute. The Byrd Amendment and its supporting regulations are discussed more fully below.

  Anti-Kickback Act

        The Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58) was passed to deter subcontractors from making payments and prime contractors from accepting payments for the purpose of improperly obtaining or rewarding favorable treatment in connection with Government prime contracts or subcontracts. The Company will report in writing to the Government any possible violations of the Anti-Kickback Act when it has reasonable grounds to believe that a violation may have occurred (See, FAR 52.203-7). The Compliance Officer and the Legal Department will ensure that a thorough and complete investigation of any report of a possible violation of the Anti-Kickback Act is conducted and concluded promptly. The act provides for criminal and civil penalties.

        The Purchasing Department and the Compliance Officer will ensure that procedures are implemented to require that consultants, agents, subcontractors, and vendors comply with the Company's anti-kickback procedures. The Purchasing Department should ensure that the substance of the act's provisions and FAR 52.203-7 are included in any subcontract or purchase order that is in direct support of a Government contract

  Suspension and Debarment from Government Contracting

        A sanction that can have even more severe consequences than a criminal conviction in the Government procurement area is the possibility of suspension or debarment from Government contracting for a period commensurate with the seriousness of the cause(s) (See, generally, FAR Subpart 9.4). A contractor may be debarred for, among other causes, any criminal conviction or commission of any other conduct indicating a lack of business integrity or business honesty that seriously affects the contractor's "present responsibility" as a Government contractor or subcontractor. Suspension generally follows any indictment for a criminal offense, especially one that relates to the contractor's Government business or that reflects adversely on the contractor's "present responsibility."

Policies and Procedures

  Truth in Negotiations Act: Cost or Pricing Data Submission Requirements

        As noted above, TINA requires that, in certain types of procurements, the Company submit certified cost or pricing data in support of its proposals to the Government, Government prime contractors, or higher-tier subcontractors. Typical conditions requiring the Company's submission of cost and pricing data are negotiated or sole-source procurements in excess of $650,000. "Cost or pricing data" is defined to mean all facts that prudent buyers and sellers would reasonably expect to affect price negotiations significantly—all the facts that contribute to the soundness of estimates of future costs and to the validity of incurred costs (See, FAR 15.401). The Company must certify that, to the best of its knowledge, its cost or pricing data are accurate, current, and complete as of the date of agreement on price. The Government has the right to audit the Company's records to ensure that cost or pricing data are current, accurate, and complete. Contracts in which the prices are based on adequate price competition are exempt from TINA, which means the Company does not have to submit certified cost or pricing data for competitively-awarded contracts.

        The Company may be required to obtain cost or pricing data from its subcontractors. The Contracts Department will ensure that such data are requested and obtained from subcontractors as required. Subcontractors must submit their cost or pricing data, or their claim for exception from the requirement to submit cost or pricing data, to the Company's Contracts Departments (or directly to the Government).

        The Finance Department will provide verifiable cost or pricing data that has been reviewed to ensure that the data and disclosure are current, accurate, and complete. In order to ensure consistency in the Company's pricing proposals, proposals covered by TINA will be prepared in accordance with the Company's estimating systems procedures. The Contracts and Finance Departments are responsible for gathering and filing key documents, preparing and consolidating all cost or pricing data, coordinating any audit activity, adhering to review procedures, and retaining appropriate documents.

  Gifts and Gratuities to Government Representatives

        Federal law prohibits any Government employee (not limited to Government procurement officials, but including, for example, Government inspectors) from soliciting or accepting any gratuity, gift, entertainment, or anything of monetary value from anyone who has or is seeking business from the employee's agency or has interests that may be substantially affected by the employee's official duties. Similarly, offering or providing such gratuities is improper. Also, giving any money, gratuity, or other thing of value to any Government procurement official during the course of a procurement is prohibited.

        Although there may be limited exceptions to these prohibitions in some circumstances, Company employees are prohibited from offering or providing anything of monetary value to Government employees without approval in advance from the Legal Department. Company employees should contact a member of the Legal Department for additional relevant corporate policies governing gifts and gratuities for Government customers. If a government agency, whether federal, state or local, has adopted a more stringent policy than the Company's regarding gifts and gratuities, Company employees and representatives should comply with that more stringent policy.

  Restrictions on Recruiting and Employing U.S. Government Employees

        Federal criminal and civil laws and regulations prohibit or restrict employment discussions with certain Government employees. These laws and regulations also prohibit permanently, or limit for a certain period of time, the type of work that may be performed by a former Government employee. No Company employee shall have any discussions regarding employment opportunities with any Government procurement official on a procurement for which the company is a competing contractor or any Government employee who is participating in a matter in which the Company has a financial interest. Company employees who were formerly employed by the U.S. Government are responsible for complying with all applicable post-retirement or post-employment restrictions established by federal statute or regulation.

        Any Company employee contacted by a U.S. Government or U.S. Government contractor employee about potential employment with the Company should refer the inquiry to the Human Resources Department. No employee should discuss future employment or business opportunities with such individuals before the Human Resources Department provides approval.

  The Byrd Amendment and Other Lobbying Laws

        As noted above, the Byrd Amendment prohibits any appropriated funds from being spent to influence or attempt to influence a member of Congress or any executive employee to obtain award of a U.S. Government contract, grant or loan. It also requires that the Company file a statement in connection with each individual Government contract award containing: (a) the name of any registered lobbyist who has made lobbying contacts on behalf of the company with respect to the contract, and (b) a certification that the person making the declaration has not made and will not make any prohibited payment. The Contracts Department will ensure that no costs associated with activity prohibited under the Byrd Amendment are charged to the federal Government and that any required disclosure regarding the use of non-appropriated funds for lobbying is made to the Government.

        In addition, there are complex federal, state, and local laws and regulations that regulate lobbying by or on behalf of the Company. No one acting on behalf of the Company should make contact with federal, state, or local officials in connection with legislative or administrative decision-making without prior approval of the Legal Department.

  Record Retention Requirements Under U.S. Government Contracts

        Record retention requirements under Government contracts—as with any other contractual requirements—may vary from contract to contract, depending on a number of factors. These factors include the manner in which the contract was awarded and the type of contract (fixed-price vs. cost-reimbursement). The majority of the Company's Government contracts are negotiated, fixed-price supply contracts. Under these types of contracts, a contractor must retain all documents related to a contract for three years after final payment under the contract (See, FAR 52.215-2(d)). In the event of a dispute, appeal or other litigation under a contract, the contractor is required to retain the specified records at least until final disposition of the matter (See, FAR 52.215-2(d)). The contractor must also retain records for longer than three years whenever a contract clause so specifies (See, FAR

4.703(b)(1)). Similar requirements can be found in other contract clauses, such as FAR 52.246-2, "Inspection of Supplies—Fixed-Price," which requires the contractor to maintain records of all of its inspections "during contract performance and for as long afterwards as the contract requires" (See, FAR 52.246-2(b)).

        The Compliance Officer is responsible for ensuring that the appropriate departments understand their responsibilities for retaining records under Government contracts. The Purchasing Department will be responsible for retaining all records related to the Company's bids and proposals and all records related to the Company's performance of its Government contracts (including inspections); and the Purchasing Department be responsible for retaining documents related to the Company's subcontracting activities.

  Subcontracting, Including Subcontracting With Small Businesses, Small Disadvantaged Businesses and Women-Owned Small Businesses

        As a Government contractor, the Company must comply with U.S. laws, regulations, and other requirements that pertain to subcontracting, including the requirement to subcontract with small businesses ("SB"), small disadvantaged businesses ("SDB"), and woman-owned businesses ("WOB"). Small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals or by women will have the maximum opportunity practicable to participate as subcontractors under the Company's Government prime contracts. The Company will award subcontracts to such concerns to the fullest extent practicable, consistent with the merits of suppliers' offerings and the efficient and economical conduct of the Company's operations. In addition, because the Company has Government contracts exceeding $500,000 that have subcontracting possibilities, federal regulations require submission of a written Small Business, Small Disadvantaged Business, and Women-Owned Small Business Subcontracting Plan ("Plan") pursuant to FAR 19.702 and 19.794.

        The Purchasing Department is responsible for preparing the Company's Plan; establishing and maintaining records in support of the Plan; conducting a certification survey to determine the status of current suppliers; searching diligently for qualified SB, SDB and WOB concerns through appropriate sources; preparing and submitting such forms as may be required by the Office of Federal Procurement Policy, the Small Business Administration, Defense Contract Management Command or other Governmental entities; and assembling information identifying the amount of purchasing activity with SBs, SDBs, and WOBs.

  Subcontracting with Debarred or Suspended Contractors

        FAR 52.209-6 prohibits contractors from entering into any subcontract in excess of $30,000 with a person that has been debarred, suspended, or proposed for debarment unless there is a compelling reason to do so. The clause further provides that the contract require its first tier subcontractors to disclose to the contractor, in writing, whether, as of the time of award of the subcontract, the subcontractor, or any of its principals, is or is not debarred, suspended, or proposed for debarment. Prior to entering into a subcontract with a person that is debarred, suspended, or proposed for debarment, the contractor must notify the Government contracting officer.

        The Compliance Officer will ensure that purchasing procedures are implemented to assure that the Company complies with U.S. Government requirements regarding subcontracting, in direct support of Company Government business, with persons or entities that are debarred, suspended, or proposed for debarment. The Purchasing Department will ensure that all covered subcontracts contain a clause that requires its subcontractors to disclose to the Company, in writing, whether, as of the time of award of the subcontract, the subcontractor, or any of its principals, is or is not debarred, suspended, or proposed for debarment.

  Certificate of Independent Price Determination

        The Company must comply with all laws, regulations, and other requirements that prohibit collusive bidding practices in Government procurement. The Government places great emphasis on discovering and punishing collusive bidding. Through the Certificate of Independent Price Determination, the Government can impose penalties on contractors for violations, in addition to those that might be available generally under the antitrust laws. The Contracts Department will ensure that the Company complies with the prohibition on collusive bidding practices and that its certifications of compliance are appropriate.

General Practices under Government Contracts

        It is the Company's policy to use consultants, sales agents or other professional service independent contractors only for legitimate, legal purposes.

        With respect to Government contracts, only costs properly chargeable to the Government contract will be billed to the Government. Care must be taken to avoid mischarging of costs, including cross-charging of costs between contracts, charging direct costs as indirect costs or any other similar mischarging. Employees should be particularly diligent in recording their time, correctly indicating hours worked and the projects to which time is charged. All employees whose costs are allocated to Government contracts or subcontracts should identify any expenses that are not allowable, paying special attention to categories such as alcohol, business meals and entertainment.

        In any Government procurement process, the Company will not improperly obtain, use or disclose Government source selection or proprietary information, such as sealed bid prices, technical evaluation plans, competitive range determinations or ranking of proposals.

        The Company will not accept nor retain Government classified materials to which the Company is not entitled or for which there is no legitimate business need. The Company maintains those materials in accordance with the laws pertaining to those materials. In the United States, Government classified information may be received and maintained only at "cleared" facilities, locations specifically covered by a Security Agreement. Employees with Government security clearances who have access to classified data must safeguard that data according to Government regulations, including applicable agency procedures. Should an improper practice or irregularity occur within the Company, Force Protection is committed to making all necessary corrections and taking prompt remedial action to prevent recurrence.

Training

        The Company provides appropriate training concerning compliance with the requirements for doing business with the U.S. Government for all employees who have responsibilities in the relevant areas. All such employees, as well as Company's agents, consultants, and representatives, are required to participate in such training as soon as is practicable and then periodically thereafter. No Company employee shall newly assume responsibility for doing business with the U.S. Government without first having participated in this training session.

Policy 21. Working with Suppliers

        It is the Company's philosophy to build long-term relationships with suppliers and award business based on their ability to meet the Company's needs and commitments; their reputations for service, integrity and compliance; and their high standards for quality and delivery and their prices. The Company will not be influenced by gifts or favors of any kind from a supplier or potential supplier. The Company expects each employee to exercise reasonable judgment and discretion in accepting any gratuity or gift offered to the employee in connection with employment at Force Protection. In no event should a gift be accepted from a supplier or potential supplier during, or in connection with, contract negotiations.

        It is the Company's policy to discourage the receipt of gifts either directly or indirectly by employees as any gift may be misconstrued as an attempt to influence business decisions. This does not apply to unsolicited promotional materials of a general advertising nature, such as imprinted pencils, memo pads and calendars so long as what is given is accepted without any express or implied understanding that the recipient is in any way obligated. Gifts of a nominal value are permitted, provided they are given as a gesture of professional friendship and do not involve a Company commitment having to do with the transaction of business. Such gifts should be reported to the recipient's supervisor. If there are any questions regarding the propriety of accepting a gift, a member of the Legal Department should be consulted.

        Presentations of a ceremonial nature in keeping with national custom may be permitted as long as what is accepted is not in violation of any law, cannot be construed as a bribe or a payoff and would not embarrass the Company or individual if disclosed publicly.

        An occasional meal or entertainment in the ordinary course of business relations, paid for by a supplier or potential supplier, is permitted provided that a representative of the supplier is in attendance and such hospitality is not excessive or unusual in nature. When practical, hospitality should be reciprocated.

        Where a supplier or potential supplier notified Force Protection of a policy or preference to prohibit or limit gifts to the supplier's employees, the Company will respect the supplier's policy or preference.

        As noted in Policy 20, Special Considerations for Doing Business with the United States Government, federal laws forbid offering, soliciting, or accepting any kickback, or including the amount of any kickback in a Government or other contract. A kickback is any money, fee, commission, credit, gift, gratuity, item of value, or compensation of any kind that is provided for the purpose of improperly obtaining or rewarding favorable treatment in connection with a contract. Accepting a kickback from any employee, vendor, or subcontractor is grounds for immediate discharge and may result in criminal prosecution.

        It is never acceptable to solicit gifts, gratuities, or business courtesies for the benefit of a Force Protection employee, family member or friend. In addition, gifts shall not be solicited from suppliers for Force Protection functions or employee awards.

Policy 22. Technology/Intellectual Property Developed During Course of Employment

        All inventions, discoveries and improvements that an employee conceives or makes during the course of his or her employment relating to the Company's business or arising out of or resulting from such employment become the property of the Company. All exempt employees are required to sign an agreement to this effect. The agreement also confirms the responsibility of employees to keep corporate information confidential.

Waivers of the Code of Conduct

        From time to time, the Company may waive some provisions of this Code. Any director, officer or employee who believes that a waiver may be called for should contact the Compliance Officer. Any waiver of the Code for officers or members of the Board may be made only in writing by the Audit Committee and should promptly be disclosed to shareholders, along with the reasons for the waiver. Any waiver for other employees may be made only in writing by the Compliance Officer.

©Force Protection, Inc., 2008. ALL RIGHTS RESERVED.

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  Exhibit 14.1